SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2006

NATIONAL LAMPOON, INC.
(Exact name of registrant as specified in Charter)

Delaware	0-15284	95-4053296
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024
(Address of Principal Executive Offices)

310-474-5252
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Appointment of Principal Officers

On April 10, 2006 Mr. Jeff Gonzalez began providing services to the Registrant as its principal accounting officer pursuant to an agreement entered into between the Registrant and Shorelight Partners, Inc., a consulting firm, on April 1, 2006.

Mr. Gonzalez is a principal in Shorelight Partners, Inc. and has been employed by it since September 2002. Shorelight Partners, Inc. provides management consulting services to businesses. Prior to joining Shorelight Partners, Inc., Mr. Gonzalez was the Chief Financial Officer of Interplay, a publicly traded video game software publisher, which he joined in 2001. From 2000 to 2001, Mr. Gonzalez was the Chief Financial Officer for 2k-Media USA, Inc., a subsidiary of a German motion picture production and distribution company. From 1998 to 2000, Mr. Gonzalez was the Chief Financial Officer for Trimark Holdings, Inc., a publicly traded film distribution and production company.

There is no family relationship between Mr. Gonzalez and the Registrant’s directors or executive officers.

During the past two years and currently, Mr. Gonzalez was not a party to any transaction or proposed transaction to which the Registrant was, or is to be, a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL LAMPOON, INC.

Date: April 27, 2006	By:	/s/ Douglas S. Bennett

Douglas S. Bennett, President